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                                                                   EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of T.HQ, Inc. on Form S-3 of our report dated February 7, 1997 (March 11, 1997 as to Note 12) appearing in the Annual Report on Form 10-K (as amended by Form 10-K/A) of T.HQ, Inc. for the year ended December 31, 1996, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



Deloitte & Touche LLP


Los Angeles, California
July 28, 1997